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                           LIFETIME PLUS BENEFIT RIDER
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THE LIFETIME PLUS BENEFIT IS DESIGNED TO PROVIDE A PAYMENT STREAM IN THE FORM OF
PARTIAL WITHDRAWALS FOR LIFE.

This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. This rider will terminate as indicated under the "Conditions for Termination of the Lifetime Plus Benefit Rider" section.

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                                   DEFINITIONS
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DEFINITIONS                   Definitions specific to this rider that are not in
                              the Base Contract follow.

5% ANNUAL INCREASE            A calculation we use in determining the Benefit
                              Base under the Lifetime Plus Benefit.

5% ANNUAL INCREASE CAP        A calculation we use in determining the maximum
                              amount that we will increase the Benefit Base under the Lifetime Plus Benefit.

BASE CONTRACT                 The contract to which this rider is attached.

BENEFIT ANNIVERSARY           A 12-month anniversary of the Benefit Date.

BENEFIT DATE                  The date you exercise the Lifetime Plus Benefit
                              and Lifetime Plus Payments begin. It is also the date we establish the initial Lifetime Plus
                              Payment.

BENEFIT YEAR                  Any period of 12 months commencing with the
                              Benefit Date and each Benefit Anniversary thereafter.

COVERED PERSON(S)             The person(s) on whose lives we base Lifetime Plus
                              Payments. We determine the Covered Person(s) on the Rider Effective Date.

                              For single Lifetime Plus Payments:
                              (a) If the contract is solely owned, the Covered Person is the Owner.
                              (b)       If the contract is owned by a
                                        non-individual, the Covered Person is
                                        the Annuitant.
                              (c) If the contract is jointly owned, you may be able to choose which Joint Owner is the Covered Person subject to the maximum age restriction for adding the Lifetime Plus Benefit to your contract. The maximum age is shown on the Contract Schedule.

                              For joint Lifetime Plus Payments you and your spouse are the Covered Persons.

                              For joint Lifetime Plus Payments under contracts that are not qualified under the tax code:
                              (a)       spouses must be Joint Owners, or
                              (b) one spouse must be the Annuitant and the other spouse must be the sole primary Beneficiary if the sole Owner is a non-individual, or
                              (c) one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary.

                              For joint Lifetime Plus Payments under contracts that are qualified under the tax code:
                              (a) one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary, or
                              (b) one spouse must be the Annuitant and the other spouse must be the sole primary Beneficiary if the sole Owner is a non-individual, or
                              (c) if we require a non-individual owner to be the beneficiary, then one spouse must be the Annuitant and the other spouse must be the sole contingent Beneficiary solely for the purpose of determining the Lifetime Plus Payment.

                                 Spouses must qualify as such under federal law until the Lifetime Plus Benefit terminates. If at any time before the Lifetime Plus Benefit terminates you are no longer spouses you must send us notice and remove a Covered Person from the contract. If one Covered Person dies before we receive notice that the Covered Persons are no longer spouses, then the Lifetime Plus Benefit will terminate and any Lifetime Plus Payments we were making will stop.


S40742-01                             1

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                             DEFINITIONS (CONTINUED)
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COVERED PERSON(S)             A person will no longer qualify as a Covered
(CONTINUED)                   Person and will be removed from the contract if
                              that person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary as required above.

                              After we issue the Lifetime Plus Benefit you cannot add a Covered Person or change Covered Persons. You can remove a Covered Person if you elect joint Lifetime Plus Payments. You can only make this change once.

                              If you have not exercised the Lifetime Plus
                              Benefit you can request the removal of a Covered Person within 30 days before a Contract Anniversary by completing the appropriate form. After the Benefit Date you can request the removal of a Covered Person within 30 days before a Benefit Anniversary by completing the appropriate form. We will process your request on the Contract Anniversary, or Benefit Anniversary if applicable, that occurs immediately after your request is received in good order at our Service Center. If the Contract Anniversary or Benefit Anniversary does not occur on a Business Day we will process your request on the next Business Day.

                              If you remove a Covered Person from your contract, we will change the additional Mortality and Expense Risk (M&E) Charge for joint Lifetime Plus Payments to the additional M&E Charge for single Lifetime Plus Payments that is in effect for newly issued contracts as of the date we process your request. We will make this change only if this amount differs from the current additional M&E Charge you are paying.

                              If you remove a Covered Person after the Benefit Date we will compare your current Lifetime Plus Payment to a payment based on the appropriate percentage for the remaining Covered Person's current age and the current Contract Value as of the Benefit Anniversary that we process your removal request. The payment percentages and age bands are shown on the Contract Schedule. If the payment based on the appropriate percentage for the remaining Covered Person's current age and the Contract Value is greater, we will increase your Lifetime Plus Payment to this new amount.

                              Joint Lifetime Plus Payments may not be available for some contracts that are owned by a non-individual.

EXCESS WITHDRAWAL             An additional withdrawal you take while you are
                              receiving Lifetime Plus Payments. An Excess
                              Withdrawal is subject to a withdrawal charge and will reduce the Contract Value, future Lifetime
                              Plus Payments, and the Traditional Death Benefit value, or the Quarterly Value Death Benefit value if applicable. Any amount paid as part of a required minimum distribution is not treated as an Excess Withdrawal and is never subject to a withdrawal charge.

LIFETIME PLUS PAYMENT         The payment we make to you under the Lifetime Plus
                              Benefit. Lifetime Plus Payments are based on the ages and lifetimes of the Covered Person(s).

QUARTERLY ANNIVERSARY         The day that occurs three, six, and nine calendar
                              months after the Issue Date or any Contract
                              Anniversary. Quarterly Anniversaries also include
                              Contract Anniversaries. If the Quarterly
                              Anniversary does not occur on a Business Day, we will consider it to occur on the next Business
                              Day.

QUARTERLY ANNIVERSARY VALUE   A calculation we use in determining the Benefit
                              Base under the Lifetime Plus Benefit.


S40742-01                                    2

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                              LIFETIME PLUS BENEFIT
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EXERCISING THE LIFETIME PLUS  To exercise the Lifetime Plus Benefit all Covered
BENEFIT Person(s) must meet the age restrictions shown on the Contract Schedule on the Benefit Date and we must receive a Lifetime Plus Payment election form at our Service Center. Lifetime Plus Payments will begin on the Benefit Date.

                              If you exercise the Lifetime Plus Benefit, then beginning on the Benefit Date:
                              (a)       Partial Annuitizations are no longer
                                        available.
                              (b)       You can no longer make additional
                                        Purchase Payments to the contract.
                              (c) The free withdrawal privilege will no longer be available to you.
                              (d) You can only change the ownership of the Base Contract if you elected joint Lifetime Plus Payments, and:
                                        1)        an Owner dies, and the spouse
                                                  continues the contract, or
                                        2)        you remove a Covered Person
                                                  from the Base Contract who is
                                                  also an Owner. In this case
                                                  the remaining Covered Person
                                                  must become the new sole
                                                  Owner.
                              (e)       The additional M&E Charge for the
                                        Lifetime Plus Benefit will continue
                                        until the Lifetime Plus Benefit
                                        terminates or the Contract Value is
                                        fully depleted.
                              (f) If you have the Quarterly Value Death Benefit Rider, the additional M&E Charge for the Quarterly Value Death Benefit will continue as long as the Quarterly Value Death Benefit value is greater than zero.
                              (g)       Each Lifetime Plus Payment and any
                                        Excess Withdrawal will reduce the
                                        Traditional Death Benefit value, or the
                                        Quarterly Value Death Benefit value, if
                                        applicable, proportionately by the
                                        percentage of Contract Value withdrawn,
                                        including any withdrawal charge.
                              (h) The Contract Value will continue to fluctuate as a result of market performance.
                              (i)       Each Lifetime Plus Payment and any
                                        Excess Withdrawal will reduce the
                                        Contract Value on a dollar for dollar
                                        basis.

LIFETIME PLUS PAYMENTS        We will base the initial Lifetime Plus Payment on
                              the Benefit Base and the age band of the Covered
                              Person, or younger Covered Person if you elect joint Lifetime Plus Payments. The age bands are shown on the Contract Schedule. Lifetime Plus
                              Payments are not subject to a withdrawal charge.

                              On the Benefit Date and each subsequent Benefit Anniversary, each Lifetime Plus Payment for the Benefit Year is equal to the annual Lifetime Plus Payment divided by the number of payments you elected to receive each year. Each Lifetime Plus Payment must meet the minimum shown on the Contract Schedule. If the scheduled Lifetime Plus Payment date does not fall on a Business Day, we will make payment to you on the next Business Day.

                              Once you exercise the Lifetime Plus Benefit you cannot elect to stop your Lifetime Plus Payments except by:
                              (a)       taking an Excess Withdrawal of the
                                        entire remaining Contract Value, or
                              (b) requesting Annuity Payments under a Full Annuitization based on the entire remaining Contract Value.

                              Any Excess Withdrawal will reduce your Lifetime Plus Payment proportionately by the percentage of Contract Value withdrawn, including any withdrawal charge. Taking an Excess Withdrawal may cause Lifetime Plus Payments to stop, and the Lifetime Plus Benefit to terminate. If you take an Excess Withdrawal that reduces your Lifetime Plus Payments so that it fails to meet the minimum shown on the Contract Schedule, you must take an Excess Withdrawal of the entire Contract Value. Lifetime Plus Payments will then stop, and the Lifetime Plus Benefit and the Base Contract will terminate.

                              Once each Benefit Year you can change the frequency of Lifetime Plus Payments for the following Benefit Year. You must provide notice of any requested change to the frequency of your Lifetime Plus Payment to our Service Center at least 30 days before the Benefit Anniversary. We will change the payment frequency on the Benefit Anniversary and the change will remain in effect for the entire following Benefit Year.


S40742-01                                    3

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                        LIFETIME PLUS BENEFIT (CONTINUED)
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LIFETIME PLUS PAYMENTS        We will deduct each Lifetime Plus Payment
(CONTINUED)                   proportionately from the Investment Options. We
                              will continue to allocate the Contract Value among the Investment Options according to your instructions while the Lifetime Plus Benefit is in effect. You can continue to make transfers between the Investment Options while the Lifetime Plus
                              Benefit is in effect subject to the provisions set out in the Transfers section of the Base Contract and in the Asset Allocation Rider.

                              If you fully deplete your Contract Value, then you will continue to receive Lifetime Plus Payments until the Lifetime Plus Benefit terminates. If you take no Excess Withdrawals while the Lifetime Plus Benefit is in effect, then Lifetime Plus Payments will continue as follows.
                              (a) For single Lifetime Plus Payments where the Contract is solely owned or owned by a non-individual, Lifetime Plus Payments continue until the death of the Covered Person.
                              (b) For single Lifetime Plus Payments where the contract is jointly owned and the Joint Owners are not spouses, Lifetime Plus Payments continue until the death of any Joint Owner.
                              (c) For single Lifetime Plus Payments where the contract is jointly owned by spouses, Lifetime Plus Payments continue until the death of any Joint Owner unless the surviving spouse is the Covered Person and elects to continue the contract. If a surviving spouse who is also the Covered Person continues the contract, Lifetime Plus Payments will continue until the death of the surviving Covered Person.
                              (d)       For joint Lifetime Plus Payments,
                                        Lifetime Plus Payments continue until
                                        the deaths of both Covered Persons. Upon the death of an Owner who is also a Covered Person, or the death of the Annuitant who is also a Covered Person, if the surviving spouse continues the contract Lifetime Plus Payments will continue at 100% of the amount that we were paying when both Covered Persons were alive. If the surviving spouse instead elects to receive the death benefit in that situation, then Lifetime Plus Payments will stop.

THE BENEFIT BASE              You can only access the Benefit Base by taking
                              single or joint Lifetime Plus Payments.

                              On the Benefit Date, the Benefit Base is equal to the greatest of:
                              (a)       the Contract Value,
                              (b)       the Quarterly Anniversary Value, or
                              (c)       the 5% Annual Increase.

                              After the Benefit Date we will no longer calculate the Quarterly Anniversary Value, the 5% Annual Increase or the 5% Annual Increase Cap and they will all cease to exist.

AUTOMATIC ANNUAL PAYMENT      Beginning on the Benefit Date your Lifetime Plus
INCREASES TO THE LIFETIME     Payment will only increase through the automatic
PLUS PAYMENTS                 annual payment increase feature. We will apply any
                              annual payment increase on each Benefit
                              Anniversary after the Benefit Date. Annual Payment increases are only available before the older
                              Covered Person's 91st birthday.

                              You will receive an increase to your Lifetime Plus Payment if the Contract Value on the current Benefit Anniversary is greater than the Contract Value from one year ago. If the Contract Value has increased we calculate the percentage of growth between these two Contract Values and increase your Lifetime Plus Payment by this percentage.

                              You may also receive an annual payment increase if the Covered Person, or younger Covered Person in the case of joint Lifetime Plus Payments, has:
                              (a)       crossed an age band on a Benefit
                                        Anniversary, as shown on the Contract
                                        Schedule, and
                              (b) the new Lifetime Plus Payment percentage for that new age band when applied to the Contract Value as of the Benefit Anniversary results in a higher Lifetime Plus Payment.

                                 In this case, we will increase your Lifetime
                                 Plus Payment to this new value as of the Benefit Anniversary.


S40742-01                                    4

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                        LIFETIME PLUS BENEFIT (CONTINUED)
--------------------------------------------------------------------------------

AUTOMATIC ANNUAL PAYMENT      Automatic annual payment increases are no longer
INCREASES TO THE LIFETIME     available after you fully deplete your Contract
PLUS PAYMENTS (CONTINUED)     Value.

                              If we apply an annual payment increase to your Lifetime Plus Payment, we reserve the right to change the additional M&E Charge for the Lifetime Plus Benefit on every fifth Benefit Anniversary. We can only make this change 60 days after any fifth Benefit Anniversary if you received an annual payment increase on the current Benefit Anniversary or any of the past four Benefit Anniversaries.

                              If you have not received an increase to your Lifetime Plus Payment on any of the past five Benefit Anniversaries, we will not change the additional M&E Charge for the Lifetime Plus Benefit. If you received an increase on any of the past five Benefit Anniversaries we will change the additional M&E Charge for single or joint Lifetime Plus Payments to the additional M&E Charge that is in effect for a newly issued contract as of the most recent fifth Benefit Anniversary. We will make this change only if this amount differs from the current additional M&E Charge you are paying.

                              We will make any change as of the 60th day after the most recent fifth Benefit Anniversary, or on the next Business Day if the 60th day is not a Business Day. Because we change the additional M&E Charge, we will adjust the number of Accumulation Units so that the Contract Value on the 60th day will remain the same.

                              If this change decreases the additional M&E Charge for the Lifetime Plus Benefit, then we will make the change and send you a confirmation letter.

                              If this change increases the additional M&E Charge for the Lifetime Plus Benefit then we will send you written notice of the intended increase and provide you at least a 30-day notice period to decline the increase. If you decline the increase:
                                 (a) you will no longer be eligible to receive future annual payment increases to your Lifetime Plus Payments, and
                                 (b) your annual Lifetime Plus Payment amount will be equal to the annual amount that we established on the most recent fifth Benefit Anniversary. Your Lifetime Plus Payments will remain fixed at this level until the Lifetime Plus Benefit terminates, unless you take an Excess Withdrawal.

                              If you do not decline the increase during the 30-day notice period we will increase the additional M&E Charge for the Lifetime Plus Benefit. We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments that is shown on the Contract Schedule.




S40742-01                                    5

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                           QUARTERLY ANNIVERSARY VALUE
--------------------------------------------------------------------------------

QUARTERLY ANNIVERSARY VALUE   We only calculate the Quarterly Anniversary Value
                              before the older Covered Person's 91st birthday and before you exercise the Lifetime Plus Benefit.
                              If you have not exercised the Lifetime Plus
                              Benefit before the older Covered Person's 91st birthday, the Quarterly Anniversary Value will cease to exist and the Lifetime Plus Benefit will no longer be available to you.

                              If the Rider Effective Date is the Issue Date, the Quarterly Anniversary Value on the Issue Date is equal to the Purchase Payment received on the Issue Date.

                              If the Rider Effective Date occurs after the Issue Date, the Quarterly Anniversary Value on the Rider Effective Date is equal to the Contract Value on that date.

                              On each Business Day we:
                              (a) increase the Quarterly Anniversary Value by the amount of any additional Purchase Payments received that day, and
                              (b) reduce the Quarterly Anniversary Value proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn that day, including any withdrawal charge.

                              On each Quarterly Anniversary we process any increase or decrease to the Quarterly Anniversary Value due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following calculation. On each Quarterly Anniversary the Quarterly Anniversary Value is equal to the greater of its value on the immediately preceding Business Day, or the Contract Value as of that Quarterly Anniversary.

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                               5% ANNUAL INCREASE
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5% ANNUAL INCREASE            We only calculate the 5% Annual Increase before
                              the older Covered Person's 91st birthday and before you exercise the Lifetime Plus Benefit. If you have not exercised the Lifetime Plus Benefit before the older Covered Person's 91st birthday, the 5% Annual Increase will cease to exist and the Lifetime Plus Benefit will no longer be available to you.

                              If the Rider Effective Date is the Issue Date, then the 5% Annual Increase on the Issue Date is the Purchase Payment received on the Issue Date.

                              If the Rider Effective Date occurs after the Issue Date or if you reset the 5% Annual Increase, then the 5% Annual Increase on the Rider Effective Date or reset anniversary, as applicable, is the Contract Value as of the Rider Effective Date or reset anniversary, as applicable.

                              On each Business Day before the tenth Contract Anniversary (or, if applicable, before the tenth Contract Anniversary that occurs after the Rider Effective Date or reset anniversary, as applicable), we:
                                 (a)  increase the 5% Annual Increase by the
                                      amount of any additional Purchase Payments received that day, and
                                 (b)  reduce the 5% Annual Increase
                                      proportionately by the percentage of
                                      Contract Value applied to a Partial
                                      Annuitization or withdrawn that day,
                                      including any withdrawal charge.

                                 On each Contract Anniversary before the tenth Contract Anniversary (or, if applicable, before the tenth Contract Anniversary that occurs after the Rider Effective Date or reset anniversary, as applicable) we process any increase or decrease to the 5% Annual Increase due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following anniversary calculations.

S40742-01                                    6

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                         5% ANNUAL INCREASE (CONTINUED)
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5% ANNUAL INCREASE
(CONTINUED)

                              On the first Contract Anniversary of the Issue Date (or, if applicable, on the first Contract Anniversary that occurs after the Rider Effective Date or reset anniversary, as applicable) the 5% Annual Increase is equal to:

                              b + [ 1.05 x (a - b) ], where:

                              a       = the 5% Annual Increase as of the
                                        immediately preceding Business Day.
                              b       = Purchase Payments received during the
                                        last Contract Year. If the Rider
                                        Effective Date is the Issue Date and you did not reset the 5% Annual Increase, then we will exclude any Purchase Payments received within 90 days of the Issue Date. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

                              On the second through ninth Contract Anniversaries of the Issue Date (or, if applicable, on the second through ninth Contract Anniversaries that occur after the Rider Effective Date or reset anniversary, as applicable) the 5% Annual Increase is equal to:

                              d + [ 1.05 x (c - d + (0.05 x e)) ], where:

                              c       = the 5% Annual Increase as of the
                                        immediately preceding Business Day.
                              d       = Purchase Payments received during the
                                        last Contract Year. We reduce each of
                                        these Purchase Payments proportionately
                                        by the percentage of Contract Value
                                        applied to a Partial Annuitization or
                                        withdrawn, including any withdrawal
                                        charge, for each annuitization or
                                        withdrawal taken since we received that
                                        payment. \
                              e       = Purchase Payments received during the
                                        Contract Year that began two years ago.
                                        If the Rider Effective Date is the Issue
                                        Date and you did not reset the 5% Annual
                                        Increase, then on the second Contract
                                        Anniversary we will exclude any Purchase
                                        Payments received within 90 days of the
                                        Issue Date. We reduce each of these
                                        Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

                              On each Business Day on or after the tenth
                              Contract Anniversary of the Issue Date (or, if applicable, on or after the tenth Contract Anniversary after the Rider Effective Date or reset anniversary, as applicable) the 5% Annual Increase is equal to the 5% Annual Increase Cap.

                              The 5% Annual Increase will never exceed the 5% Annual Increase Cap.

5% ANNUAL INCREASE CAP        We only calculate the 5% Annual Increase Cap
                              before the older Covered Person's 91st birthday and before you exercise the Lifetime Plus Benefit.
                              If you have not exercised the Lifetime Plus
                              Benefit before the older Covered Person's 91st birthday, the 5% Annual Increase Cap will cease to exist and the Lifetime Plus Benefit will no longer be available to you.

                              If the Rider Effective Date is the Issue Date, then the 5% Annual Increase Cap on the Issue Date is two times the Purchase Payment received on the Issue Date.

                              If the Rider Effective Date occurs after the Issue Date or if you reset the 5% Annual Increase, then the 5% Annual Increase Cap on the Rider Effective Date or reset anniversary, as applicable, is two times the Contract Value as of the Rider Effective Date or reset anniversary, as applicable.


S40742-01                                    7

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                         5% ANNUAL INCREASE (CONTINUED)
--------------------------------------------------------------------------------

5% ANNUAL INCREASE CAP        On each Business Day we:
(CONTINUED)                   (a)       increase the 5% Annual Increase Cap by
                                        the amount of any additional Purchase
                                        Payments received that day, and
                              (b)       reduce the 5% Annual Increase Cap
                                        proportionately by the percentage of
                                        Contract Value applied to a Partial
                                        Annuitization or withdrawn that day,
                                        including any withdrawal charge.

                              On each Contract Anniversary we process any increase or decrease to the 5% Annual Increase Cap due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following anniversary calculations.

                              If the Rider Effective Date is the Issue Date and you do not reset the 5% Annual Increase, then on the first Contract Anniversary the 5% Annual Increase Cap is equal to the following.
                              (a) Its value on the immediately preceding Business Day.
                              (b) Plus any Purchase Payments received within 90 days of the Issue Date excluding the payment received on the Issue Date. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

                              On the second through tenth Contract Anniversaries (or, if applicable, on the first through tenth Contract Anniversaries that occur after the Rider Effective Date or reset anniversary, as applicable) we calculate the 5% Annual Increase Cap in the same way that we do on each Business Day other than a Contract Anniversary.

                              On the eleventh and later Contract Anniversaries (or, if applicable, on the eleventh and later Contract Anniversaries that occur after the Rider Effective Date or reset anniversary, as applicable) the 5% Annual Increase Cap is equal to the following.
                              (a) Its value on the immediately preceding Business Day.
                              (b) Plus any Purchase Payments received during the Contract Year that began eleven years ago. If the Rider Effective Date is the Issue Date and you did not reset the 5% Annual Increase, then on the eleventh Contract Anniversary only we exclude Purchase Payments received within 90 days of the Issue Date. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

S40742-01                                    8

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                         5% ANNUAL INCREASE (CONTINUED)
--------------------------------------------------------------------------------

RESETTING THE 5% ANNUAL       Before the older Covered Person's 81st birthday
INCREASE                      and before you exercise the Lifetime Plus Benefit,
                              you can reset the 5% Annual Increase to equal the Contract Value. You can request a reset within 30 days following a Contract Anniversary by completing the appropriate form. We will process your reset request as of the immediately preceding
                              Contract Anniversary after your request is received in good order at our Service Center. We call this Contract Anniversary the reset anniversary. If the reset anniversary does not occur on a Business Day we will process your request on the next Business Day.

                              When we process your reset request, we will change the 5% Annual Increase to equal the Contract Value as of the reset anniversary. We will also increase the 5% Annual Increase Cap to equal two times the Contract Value as of the reset anniversary.

                              If you reset the 5% Annual Increase, we will change the additional M&E Charge for single or joint Lifetime Plus Payments to equal the additional M&E Charge that is in effect for a newly issued contract as of the reset anniversary. We will make this change only if this amount differs from the current additional M&E Charge you are paying.

                              We will change the additional M&E Charge on the 30th day following the reset anniversary, or the next Business Day if the 30th day is not a Business Day. We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments that is shown on the Contract Schedule. If we change the additional M&E Charge we will adjust the number of Accumulation Units so that the Contract Value on the 30th day will remain the same.

                              You cannot request a reset of the 5% Annual
                              Increase:
                              (a) on or after the older Covered Person's 81st birthday,
                              (b) on or after the Benefit Date that you exercise the Lifetime Plus Benefit,
                              (c) on or after the Income Date that you take a Full Annuitization, or
                              (d) if the Contract Value is less than the 5% Annual Increase on the Contract Anniversary plus 5% of all Purchase Payments received during the last Contract Year. On the first Contract Anniversary we will exclude Purchase Payments received within 90 days of the Issue Date.


--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

REMOVING THE LIFETIME PLUS    After the Rider Effective Date you can remove the
BENEFIT RIDER FROM YOUR       Lifetime Plus Benefit Rider from the contract at
CONTRACT                      any time before you exercise it. You can request
                              the removal of the rider within 30 days before a Contract Anniversary by completing the appropriate form. We will process your request on the Contract
                              Anniversary, or on the next Business Day if the Contract Anniversary is not a Business Day, that occurs immediately after your request is received in good order at our Service Center. We call this date the Rider Termination Date and it is shown on the Contract Schedule Addendum.

                              If you remove the Lifetime Plus Benefit from your contract, we will no longer assess the additional M&E Charge for the Lifetime Plus Benefit as of the Rider Termination Date. Because we decrease the M&E Charge, we will adjust the number of Accumulation Units so that the Contract Value on the rider removal date will remain the same.

                              If you remove the Lifetime Plus Benefit from the contract, then it will no longer be available for future selection.

S40742-01                                9

--------------------------------------------------------------------------------
                         GENERAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

CONDITIONS FOR                Before you exercise the Lifetime Plus Benefit it
TERMINATION OF THE            will terminate upon the earliest of the following.
LIFETIME PLUS BENEFIT         (a)       The Rider Termination Date if you remove
                                        the Lifetime Plus Benefit from the
                                        contract.
                              (b)       The date of death of all Covered
                                        Persons.
                              (c)       The older Covered Person's 91st
                                        birthday.
                              (d)       The Business Day before the Income Date
                                        that you take a Full Annuitization.
                              (e)       The Business Day we process your request
                                        for a full withdrawal.
                              (f)       The Business Day that the Base Contract
                                        terminates.

                              On or after the Benefit Date that you exercise the Lifetime Plus Benefit it will terminate upon the earliest of the following.
                              (a) The Business Day you take an Excess Withdrawal of the entire Contract Value. If you take an Excess Withdrawal that reduces Lifetime Plus Payments to a level where we are unable to structure the Lifetime Plus Payment so that it is at least the minimum shown on the Contract Schedule, you must take an Excess Withdrawal of the entire Contract Value.
                              (b) The Business Day before the Income Date that you take a Full Annuitization.
                              (c) For single Lifetime Plus Payments where the contract is solely owned or owned by a non-individual, the death of the Covered Person.
                              (d) For single Lifetime Plus Payments where the contract is jointly owned and the Joint Owners are not spouses, the death of any Joint Owner.
                              (e) For single Lifetime Plus Payments where the contract is jointly owned by spouses, the death of any Joint Owner unless the surviving spouse is the Covered Person and elects to continue the contract. If the surviving spouse who is also the Covered Person continues the contract, the Lifetime Plus Benefit will terminate with the death of the Covered Person.
                              (f) For joint Lifetime Plus Payments, the deaths of both Covered Persons. If upon the death of one Covered Person, the surviving spouse, who is also a Covered Person, elects to receive a death benefit, then Lifetime Plus Payments will stop and the Lifetime Plus Benefit will terminate as of the end of the Business Day during which we receive in good order at the Service Center both due proof of death and an election of the death benefit payment option.
                              (g) The Business Day that the Base Contract terminates.

RIDER CHARGE                  The additional M&E Charge for this rider is shown
                              on the Contract Schedule or Contract Schedule
                              Addendum as applicable.

--------------------------------------------------------------------------------
                                    OWNERSHIP
--------------------------------------------------------------------------------

ASSIGNMENT OF THIS CONTRACT   Any assignment must leave the Covered Person(s)
                              the same. Any existing assignment must be removed prior to exercising the Lifetime Plus Benefit.
                              Exceptions may be made in order to comply with applicable law. (added)



In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                           ALLIANZ LIFE INSURANCE COMPANY
                                  OF NORTH AMERICA

        /S/Cynthia L. Pevehouse                        /S/Gary Bhojwani
           Cynthia L. Pevehouse                           Gary Bhojwani
                Secretary                                 President



S40742-01                                    10